UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.

On June 1, 2006, Generex Biotechnology Corporation (the “Company”) entered into a Securities Purchase Agreement with four accredited investors for the sale of shares of its common stock and warrants in a private placement for an aggregate purchase price of $7.0 million. These transactions closed on June 2, 2006.

Pursuant to the Securities Purchase Agreement, each of Cranshire Capital, L.P., Rockmore Investment Master Fund Ltd. (“Rockmore”), Iroquois Capital, L.P. and Smithfield Fiduciary, LLC (the “Investors”) purchased 853,659 restricted shares of the Company’s common stock (the “Shares”) and warrants to purchase 640,245 shares of its common stock at an exercise price of $2.45 per share (the “Related Warrants”). The purchase price for each Unit consisting of one share and .75 warrants was $2.05. Consequently, each investor paid an aggregate of $1,750,000.95.

Pursuant to the Securities Purchase Agreement, the Company agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the re-sale by the Investors of the Shares and the shares of common stock issuable upon exercise of the Related Warrants. In the Securities Purchase Agreement, the Company also granted the Investors certain participation rights pursuant to which, upon any financing by the Company or any of its subsidiaries of common stock or debt or securities convertible or exercisable into common stock at any time within the next twelve months, the Investors will have the right to purchase up to 100% of such financing.

The exercise price of the Related Warrants is subject to an anti-dilution adjustment upon the issuance by the Company of securities at a price per share of common stock less than the then applicable exercise price or the market price of the common stock at that time. If the Company issue shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price, the exercise price will be reduced to the effective price of the new issuance. If the effective price of the new issuance is greater than the exercise price but less than the then current market price, the exercise price will be reduced on a weighted average basis.

In addition to the transaction described above, the Company and the investors also agreed to amend the terms of outstanding warrants to purchase an aggregate of 4,364,190 shares of common stock (the “Outstanding Warrants”) to accelerate their exercise periods to June 1, 2006. The Outstanding Warrants included warrants to purchase an aggregate of 4,364,190 shares of the Company’s common stock with strike prices of $1.25 and $1.60 per share and exercise dates of August 28, 2006 and July 23, 2006. These Outstanding Warrants included warrants for 292,408 shares exercisable at $1.60 per share and warrants for 127,880 shares exercisable at $1.25 per share originally issued to Omicron Master Trust which had been assigned to Rockmore. Each of the Investors agreed to immediately exercise the full amount of its Outstanding Warrants. In consideration of the Investors’ exercise of the Outstanding Warrants, the Company also agreed to issue and deliver to each investor additional warrants exercisable for a period of five years entitling the holder thereof to purchase a number of shares of common stock equal to 75% of the shares of common stock issuable upon the conversion in full (without regard to any restrictions on conversion therein contained) of the Outstanding Warrants (an aggregate of 3,273,144 shares of Common Stock) at an exercise price of $2.35 per share.

The Company undertook the offer and sale of the Shares and Related Warrants, as well as the shares of common stock issuable upon exercise of the Related Warrants and the Outstanding Warrants, in reliance upon Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act. No underwriting commissions, placement fees or similar amounts were paid in connection with the issuance of the Shares and Related Warrants or the exercise of the Outstanding Warrants.

A copy of the press release issued by the Company announcing these transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

At the Annual Meeting of the Company’s stockholders held on May 30, 2006, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000. On May 31, 2006, the Company filed a Certificate of Amendment to the Certificate of Incorporation effecting the increase in authorized common stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Securities Purchase Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto as of June 1, 2006
4.2	Form of Warrant issued in connection with Exhibit 4.1
4.3	Form of Amendment to Outstanding Warrants
4.4	Form of Warrants issued in connection with Exhibit 4.3
99.1	Press Release issued by Generex Biotechnology Corporation on June 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: June 2, 2006	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

4.1	Securities Purchase Agreement entered into by and between Generex Biotechnology Corporation and the Purchasers listed on the signature pages thereto as of June 1, 2006
4.2	Form of Warrant issued in connection with Exhibit 4.1
4.3	Form of Amendment to Outstanding Warrants
4.4	Form of Warrants issued in connection with Exhibit 4.3
99.1	Press Release issued by Generex Biotechnology Corporation on June 2, 2006